UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement.

On August 14, 2011, Golden Phoenix Minerals, Inc. (the “Company”) entered into a definitive Termination, Settlement and Release Agreement (the “Agreement”) with Win-Eldrich Gold, Inc. (“WEG”) and Win-Eldrich Mines Limited, parent company of WEG (“WEX”) with respect to the settlement of that certain outstanding Series A Limited Recourse Secured Promissory Note made by WEG in favor of the Company in the principal amount of $4,231,925.19 with a maturity date of April 1, 2015 (the “Note”).   The material terms of the Agreement were contemplated by that certain partially binding Letter of Intent Agreement dated March 4, 2011 (“LOI”) as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2011 (the “Prior Report (LOI)”).  The information contained in the Prior Report (LOI) is herein incorporated in its entirety.

The Note was issued to the Company in connection with that certain Purchase and Sale of LLC Membership Interest with WEG, dated May 11, 2009 (the “Purchase Agreement”), with respect to the sale of the Company’s membership interest in the Ashdown Project, LLC (“Ashdown”) to WEG.  The Note, Purchase Agreement and related transaction documents, as subsequently amended, have been previously reported on the Company’s Current Reports on Form 8-K filed with the SEC on May 19, 2009 and April 21, 2010, respectively (the “Prior Reports (Sale Transaction)”).  The information set forth in the Prior Reports (Sale Transaction) with respect to the Note is herein incorporated in its entirety.

Pursuant to the Agreement, upon closing (as discussed below), the Company will forgive the Note in full, in exchange for: (i) the transfer and assignment to the Company of all of WEG’s right, title and interest to 1,250,000 shares of American Mining Corporation common stock (“AMC Shares”) currently held in WEG’s name at a deemed valuation of $0.25 per share, which AMC Shares will be placed in trust for the benefit of the Company until the closing and such additional time period as required under applicable U.S. securities laws for transfer; (ii) issuance to the Company of 3,000,000 shares of WEX common stock (“WEX Shares”); (iii) a perpetual 2% net smelter return royalty (“NSR”) on the Ashdown property, of which 1% may be purchased for a purchase price of $1,000,000, and the remaining 1% of the NSR may be purchased at a purchase price of no more than $2,000,000; (iv) assumption in full by WEG and complete release of the Company of the outstanding DRC and Tetra liabilities, for which the Company would otherwise be responsible for 50% pursuant to the Purchase Agreement; and (v) the right of the Company to appoint one (1) individual to the board of directors of WEX (collectively, the “Note Settlement Terms”).

As disclosed in the Prior Report (LOI), a cash portion of the settlement in the amount of $500,000 was initially anticipated.  Of such amount, the Company received $192,284.86 as the April 2011 and May 2011 payments under the Note, leaving an additional contemplated cash payment of $307,715.14.  In connection with the Agreement, the parties negotiated and agreed upon the settlement and replacement of such remaining cash portion by the transfer to the Company of the AMC Shares.

The Agreement is subject to certain closing conditions, namely, necessary regulatory approvals, including TSXV approval on behalf of WEX, and is anticipated to close no later than October 31, 2011.  In the event the closing does not timely occur, the Note will continue in effect under its original terms.

SECTION 7 –  REGULATION FD

Item 7.01. Regulation FD Disclosure

On August 18, 2011, the Company issued a press release announcing the definitive agreement with Win-Eldrich Gold, Inc. and Win-Eldrich Mines Limited, which transaction is discussed further in Item 1.01 above.

A copy of the above-referenced press release is attached hereto as Exhibit 99.1.

SECTION 9 –  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release dated August 18, 2011.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Date: August 18, 2011	By: /s/ Thomas Klein
Thomas Klein, Chief Executive Officer